UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 1)

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

BLOOM ENERGY CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	1)	Amount previously paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing party:

	4)	Date Filed:

SUPPLEMENT TO NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS
AND PROXY STATEMENT DATED MARCH 31, 2021

This proxy statement supplement (the “Supplement”) describes a recent change in the proposed nominees for election to the Board of Directors (the “Board”) of Bloom Energy Corporation (the “Company”) and should be read together with the notice of annual meeting of stockholders and the definitive proxy statement (together, the “Proxy Materials”) the Company filed with the Securities and Exchange Commission on March 31, 2021, in connection with the Company’s Annual Meeting of Stockholders to be held on May 12, 2021 (the “2021 Annual Meeting”).

Withdrawal of Nominee for Election as Director

On April 13, 2021, L. John Doerr, a member of the Board and nominee for election as a Class III director at the 2021 Annual Meeting, notified the Board that, in view of his other business commitments, he has decided to retire from the Board, effective as of such date, and he will not stand for re-election at the Company’s 2021 Annual Meeting. There are no disagreements between Mr. Doerr and the Company on any matter relating to the Company’s operations, policies or practices. The Board has withdrawn its nomination of Mr. Doerr and, effective as of April 13, 2021, decreased its size to eight and the number of Class III directors to two. Therefore, the Board is not designating a replacement or substitute nominee for election as a Class III director at the 2021 Annual Meeting in place of Mr. Doerr.

We would like to thank Mr. Doerr for his 19 years of service on the Board of the Company. Mr. Doerr championed the Company and its technology from its inception as the first investor in the Company and inaugural board member and over the years, he has significantly contributed to the growth and success of the Company.

The Board remains committed to achieving the right mix of skills, experience and perspectives to support the Company’s strategic growth levers as well as an appropriate mix of longer-tenured directors with institutional knowledge and newer directors with fresh perspectives. In this regard, the Nominating, Governance and Public Policy Committee continues to focus on Board refreshment, with a particular emphasis on diverse director candidates.

Voting Matters

The Board recommends that you vote FOR the election of each of the other two Class III director nominees (Michael Boskin, Professor of Economics and Hoover Institution Fellow at Stanford University, and John T. Chambers, Founder and CEO of JC2 Ventures and Former Chair/CEO of Cisco) and in line with the Board’s recommendations on the other proposals to be voted on at the 2021 Annual Meeting.

If you have already returned your proxy card or voting instruction form or otherwise provided voting instructions, you do not need to take any action unless you wish to change your vote. Properly executed proxy cards and voting instruction forms already returned by stockholders will remain valid and will be voted at the 2021 Annual Meeting unless revoked.

Shares represented by proxy cards and voting instruction forms returned before the 2021 Annual Meeting will be voted with respect to the Class III directors nominated by the Board as instructed on the form, except that votes will not be cast for Mr. Doerr. If you have not yet returned your proxy card or voting instruction form or otherwise submitted your voting instructions, please complete the form or submit instructions, disregarding Mr. Doerr’s name as a Class III director nominee.

None of the other agenda items presented in the Proxy Materials are affected by this Supplement, and shares represented by proxy cards and voting instruction forms returned before the 2021 Annual Meeting will be voted with respect to all other matters properly brought before the 2021 Annual Meeting as instructed on the form.

Information regarding how to vote your shares, or revoke your proxy or voting instructions, is available in the Proxy Materials.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Shawn M. Soderberg
Shawn M. Soderberg
Executive Vice President, General Counsel and Secretary

April 16, 2021